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                                                                    Exhibit 10.1

                            TIME BROKERAGE AGREEMENT

     THIS TIME BROKERAGE AGREEMENT (this "Agreement") is entered into as of the _____ day of __________, 2003 (the "Effective Date"), by and between ENTRAVISION COMMUNICATIONS CORPORATION, a Delaware corporation ("Programmer"), and BIG CITY RADIO-LA, L.L.C., a Delaware limited liability company ("Licensee").

                                    RECITALS:

     WHEREAS, Licensee is the licensee pursuant to authorizations by the Federal Communications Commission ("FCC") of radio broadcast stations KVYY-FM, licensed to Ventura, California, KLYY-FM, licensed to Arcadia, California and KSYY-FM, licensed to Fallbrook, California (collectively, the "Stations");

     WHEREAS, during the term of this Agreement, Licensee wishes to retain Programmer to provide programming and related services for the Stations, all in conformity with Licensee's policies and procedures, FCC rules, regulations and policies for time brokerage arrangements, and the provisions hereof;

     WHEREAS, Programmer agrees to use the Stations to broadcast such programming of Programmer's selection that is in conformity with the Communications Act of 1934, as amended and all rules, regulations and policies of the FCC (collectively, the "FCC Requirements"), subject to Licensee's full authority to manage and control the operation of the Stations;

     WHEREAS, Programmer and Licensee have entered into that certain Asset Purchase Agreement dated as of December 23, 2002 (the "Purchase Agreement"), pursuant to which Licensee has agreed to sell to Programmer, and Programmer has agreed to purchase from Licensee, certain of the radio station properties and assets relating to the Stations as described therein under the terms and conditions set forth in the Purchase Agreement; and

     WHEREAS, Programmer and Licensee agree to cooperate to make this Agreement work to the benefit of the public and both parties and as contemplated by the terms set forth herein.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the above recitals, and mutual promises and covenants contained herein, the parties intending to be legally bound, agree as follows:

     SECTION 1  USE OF STATION AIR TIME.

     1.1 Scope. During the Term (as defined in Section 1.2 below), Licensee shall make available to Programmer broadcast time on the Stations as set forth in this Agreement. Programmer shall deliver such programming, at Programmer's expense, to the Stations' transmitters or other authorized remote control points mutually agreed to by the parties.

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Programmer shall provide such programming of Programmer's selection complete with commercial matter, news, public service announcements and other programming to the Stations. Except as otherwise provided in this Agreement, Licensee agrees to broadcast such programming in its entirety, including commercials at the times specified, on the facilities of the Stations without interruption, deletion, or addition of any kind. Licensee may use such time as Licensee may require up to two (2) hours per week, for the broadcast of Licensee's own regularly-scheduled news, public affairs, and other non-entertainment programming on the Stations, to be scheduled at mutually agreeable times. Licensee agrees that during the Term, Programmer shall have the exclusive right to sell, or engage a third party to sell, commercial time during the programming provided by Programmer to the Stations for Programmer's account.

     1.2 Term. The term of this Agreement (the "Term") shall commence on the date hereof, and end on the Closing Date (as defined in the Purchase Agreement), unless terminated earlier pursuant to any of the provisions of Section 5 hereof.

     SECTION 2  STATION OPERATIONS.

     2.1  Licensee Control Over Station Operations.

          (a) Licensee shall retain ultimate authority, power and control over the operations of the Stations during the Term, including specifically, control over the personnel, programming and finances of the Stations.

          (b) Subject to Licensee's ultimate authority, power and control over the operations of the Stations, Programmer agrees to provide programming and related services to the Stations at Programmer's sole cost and expense. Such related services shall include: (i) the sale of advertising time on the Stations; (ii) coordination of traffic and billing functions; (iii) ordinary maintenance of the Stations' transmitting or studio equipment and the other assets used or held for use in the business and operation of the Stations, other than the FCC Licenses (as such term is defined in the Purchase Agreement) and
(iv) other administrative or operational functions as Licensee and Programmer may agree to, consistent with FCC Requirements relating to time brokerage agreements. Programmer shall provide and perform Programmer's obligations hereunder, including all related services, diligently and in a manner consistent in all material respects with customary broadcast industry practices.

          (c) When on the Licensee's premises, all employees of Programmer used to provide Programmer's programming or other services to the Stations shall be subject to the overall supervision of management personnel under Licensee's control. Subject to Licensee's ultimate authority, power and control over the operations of the Station, Programmer's employees shall be solely accountable to Programmer.

     2.2  Station Expenses.

          (a) During the Term, Programmer shall, at the direction of Licensee, reimburse Licensee and/or pay on an ongoing basis the expenses set forth in
Schedule 2.2 hereto (and no other expenses of Licensee). Payment and/or reimbursement of such expenses (to the

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extent such expenses are not of a recurring nature in which such event they shall be paid and/or reimbursed consistent with past practice) shall be made by Programmer within fifteen (15) days after presentation by Licensee of written evidence of such expenses. In the event that Programmer disputes any such expense, Programmer shall timely pay those amounts that are not disputed and simultaneously advise Licensee of the basis for the disputed amounts. If the dispute cannot be resolved within thirty (30) days after delivery of a dispute notice to Licensee, the parties shall refer the matter to a mutually agreeable independent certified public accounting firm located in Los Angeles, California (the "Arbitrator") for resolution. The decision of the Arbitrator shall be rendered within thirty (30) days of its being selected and shall be final and binding on the parties. The fees and expenses of the Arbitrator shall be borne equally by Programmer and Licensee.

          (b) The parties acknowledge and agree that if during the Term there shall occur any material loss, damage or destruction to any of the Stations' transmitting or studio equipment or to any of the other assets used or held for use in the business and operation of the Stations, Licensee shall make any repairs or replacements necessary to restore such piece of equipment or asset to its condition on the date hereof. Programmer shall reimburse Licensee for the expenses associated with such repair and/or replacement within fifteen (15) days after presentation by Licensee of written evidence of such expenses. In the event that Programmer disputes any such expense, such dispute shall be settled in accordance with the procedures described in Section 2.2(a) of this Agreement. Notwithstanding the foregoing, to the extent that the expense of repair and/or replacement for a single item of equipment or asset described in the first sentence of this Section 2.2(b) exceeds $5,000 during the Term, such excess expense shall be the sole responsibility of Licensee, and Programmer shall have no obligation under the terms of this Agreement to reimburse Licensee for such excess amount.

     2.3 Fee. The fee payable by Programmer to Licensee in consideration for the airtime made available hereunder and the other agreements of the parties made hereunder, shall be in the amount and manner as set forth in Schedule 2.3 hereto.

     SECTION 3  STATION PUBLIC INTEREST OBLIGATIONS.

     3.1 Licensee Authority. Subject to Programmer's obligations hereunder, Licensee shall be responsible for the Stations' compliance with all FCC Requirements and all other applicable laws. Programmer shall cooperate with Licensee, in taking such actions as Licensee may reasonably request to assist Licensee in maintaining the Stations' compliance with the FCC Requirements and all other applicable laws. Notwithstanding any other provision of this Agreement, Programmer recognizes that Licensee has certain obligations to operate the Stations in the public interest, to staff the Stations' studios and to broadcast programming to meet the needs and interests of the Stations' communities of license and service areas. Nothing in this Agreement shall abrogate or limit the unrestricted authority of Licensee to discharge Licensee's obligations to the public and to comply with the FCC Requirements, and Licensee shall have no liability or obligation to Programmer, for taking any action that Licensee reasonably and in good faith believes to be necessary or appropriate to discharge such obligations or comply with such laws, rules, regulations or policies.

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     3.2  Additional Licensee Obligations. Although both Licensee and Programmer shall cooperate in the broadcast of emergency information over the Stations, Licensee shall retain the right, without any liability or obligation to Programmer, to interrupt Programmer's programming in case of an emergency or for programming which, in the good faith judgment of Licensee, is of greater local or national public importance. In all such cases, Licensee shall use Licensee's commercially reasonable efforts to provide Programmer prior written notice of Licensee's intention to interrupt Programmer's programming. Licensee shall coordinate with Programmer each Station's hourly station identification and any other announcements required to be aired by FCC Requirements. Licensee shall (a) maintain each Station's local public inspection file within each Station's community of license or at each Station's main studio, and (b) prepare and place in such inspection file in a timely manner all material required by Section
73.3526 of the FCC's Requirements, including each Station's quarterly issues and program lists. Programmer shall, upon request by Licensee, promptly provide Licensee with such information concerning Programmer's programs and advertising as is necessary to assist Licensee in the preparation of such information or to enable Licensee to verify independently the Stations' compliance with any other laws, rules, regulations or policies applicable to the Stations' operation.

     SECTION 4  STATION PROGRAMMING & OPERATIONAL POLICIES.

     4.1 Broadcast Station Programming Policy Statement. Licensee has adopted a Broadcast Station Programming Policy Statement (the "Policy Statement"), a copy of which appears as Schedule 4.1 hereto and which may be amended from time to time in order to comply with FCC Requirements by Licensee upon written notice to Programmer. Programmer agrees and covenants to comply in all material respects with the Policy Statement, with all FCC Requirements, and with all changes subsequently made by Licensee (in good faith) or the FCC. Programmer shall furnish or cause to be furnished the artistic personnel and material for the programs as provided by this Agreement and all programs shall be prepared and presented in conformity in all material respects with FCC Requirements and with the Policy Statement. All advertising spots and promotional material or announcements shall comply in all material respects with all applicable federal, state and local laws, regulations and policies and the Policy Statement, and shall be produced in accordance with quality standards established by Programmer. If Licensee determines that a program, commercial announcement or promotional material supplied by Programmer is for any reason, in Licensee's reasonable discretion, contrary to the public interest, or does not comply with the Policy Statement, Licensee may, upon written notice to Programmer (to the extent time permits such notice), and without any liability or obligation to Programmer, suspend or cancel such program, commercial announcement or promotional material and substitute its own programming or, if Licensee requests, Programmer shall use commercially reasonable efforts to provide promptly suitable programming, commercial announcement or other announcement or promotional material.

     4.2 Licensee Control of Station Programming. Notwithstanding any contrary provision contained in this Agreement, and consistent with Licensee's obligations pursuant to the FCC Requirements, Licensee shall have the right, without any liability or obligation to Programmer, to delete or preempt any material contained in any programming or commercial

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matter furnished by Programmer for broadcast over the Stations that Licensee reasonably and in good faith believes to be unsuitable for broadcast or the broadcast of which Licensee reasonably and in good faith believes would be contrary to the public interest. Licensee shall have the right, without any liability or obligation to Programmer, to broadcast Licensee's own programming in place of such deleted or preempted material. Licensee expressly agrees that Licensee's right to reject or preempt any of the programming will be exercised only for cause and will not be exercised in an arbitrary manner, for the commercial advantage of Licensee, or to cause harm to the business or operations of Programmer.

     4.3 Political Advertising. Licensee shall oversee and shall take ultimate responsibility for the Stations' compliance with the political broadcasting rules of the FCC and Sections 312 and 315 of the Communications Act of 1934, as amended (the "Act"), including the provision of equal opportunities, compliance with lowest unit charge requirements, and the provision of reasonable access to federal political candidates. Programmer shall cooperate with Licensee in complying with the political broadcasting rules of the FCC. Programmer shall supply such information promptly to Licensee as may be necessary to comply with the lowest unit charge and other applicable political broadcast requirements of federal law. To the extent that Licensee reasonably and in good faith believes necessary or appropriate, Programmer shall release advertising availabilities to Licensee to permit Licensee to comply with the political broadcasting rules of the FCC and Sections 312 and 315 of the Act. Programmer shall be entitled to all revenues received by Licensee for such advertising.

     4.4 Advertising of Credit Terms. To the extent prohibited by the rules of the Federal Trade Commission, no advertising of credit terms shall be made over broadcast material supplied hereunder by Programmer beyond mention of the fact that credit terms are available.

     4.5 Payola/Plugola. In order to enable Licensee to fulfill Licensee's obligations under Section 317 of the Act, Programmer, in compliance with Section 507 of the Act, will, in advance of any scheduled broadcast by the Station, disclose to Licensee any information of which Programmer has knowledge or which has been disclosed to Programmer as to any money, service, or other valuable consideration that any person has paid or accepted, or has agreed to pay or to accept, for the inclusion of any matter as a part of the programming or commercial matter to be supplied to Licensee pursuant to this Agreement. Programmer will cooperate with Licensee, at Programmer's expense, as necessary to ensure compliance with this provision. Commercial matter with obvious sponsorship identifications shall not require disclosure in addition to that contained in the commercial copy.

     4.6 Programmer Compliance with Copyright Act. Programmer represents and warrants that Programmer will have full authority to broadcast the programming on the Stations; that Programmer shall not knowingly broadcast any material in violation of the Copyright Act; and the performing rights to all music contained in broadcast material supplied hereunder by Programmer are licensed by BMI, ASCAP, or SESAC, are in the public domain, are controlled by Programmer, or are cleared at the source by Programmer.

     SECTION 5  TERMINATION.

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     5.1 Termination by Programmer. This Agreement may be terminated by
Programmer by written notice to Licensee, if Programmer is not then in material default or breach hereof or of the Purchase Agreement, if Licensee is in material breach of Licensee's representations or Licensee's material obligations hereunder and has failed to cure such breach within thirty (30) days of written notice of the breach from Programmer. Notwithstanding the foregoing, the failure of any of the Stations to broadcast the Programmer's programming for two (2) consecutive days or one-half hour for five (5) consecutive days as a result of Licensee's preemption of such programming, shall constitute an independent basis for Programmer to immediately terminate this Agreement, without notice to or cure by Licensee.

     5.2 Termination by Licensee. This Agreement may be terminated by Licensee by written notice to Programmer, if Licensee is not then in material default or breach hereof or of the Purchase Agreement, if Programmer is in material breach of Programmer's representations or Programmer's material obligations hereunder and Programmer has failed to cure such breach within thirty (30) days of written notice of the breach from Licensee.

     5.3 Termination. If not otherwise earlier terminated, this Agreement will terminate upon the first to occur of any of the following:

         (a) this Agreement is declared invalid or illegal in whole or material part by an order or decree of an administrative agency or court of competent jurisdiction the effect of which would be to materially curtail Programmer's activities hereunder and such order or decree has become final and no longer subject to further administrative or judicial review;

         (b) there has been a material change in FCC Requirements that would cause this Agreement to be in material violation thereof and such change is in effect and not the subject of an appeal or further administrative review;

         (c) the mutual written consent of both parties; or

         (d) the termination of the Purchase Agreement in accordance with the terms thereof.

     5.4 Severability. The parties hereto intend that the transactions contemplated hereunder comply in all respects with FCC Requirements. If any provision of this Agreement shall be declared void, illegal, or invalid by any governmental authority with jurisdiction thereof, the remainder of this Agreement shall remain in full force and effect without such offending provision so long as such remainder substantially reflects the intent and economic or other benefits of the original agreement of the parties hereunder. Furthermore, in such event, the parties shall use their commercially reasonable efforts to reach agreement promptly on lawful substitute provisions in place of said offending provision so as to effectuate more closely their intent as expressed hereunder. If any governmental authority grants to any other entity or individual rights which are not contained in this Agreement, then the parties shall use their commercially reasonable efforts to amend this Agreement to provide the parties hereto such lawful provisions which comport with any rules, regulations and policies adopted after the date of this Agreement.

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     5.5 Force Majeure. Any failure or impairment of the assets of the Stations or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities, in whole or in part, for broadcast, due to acts of God, restrictions by any governmental authority, civil riot, fire, strike, labor unrest, floods or any other similar cause not reasonably within the control of Licensee or Programmer, shall not constitute a breach of this Agreement and Licensee will not be liable to Programmer nor will Programmer be liable to Licensee for any liability or obligation with respect thereto. In the event of a force majeure event, the affected party shall use its commercially reasonable efforts to resume its performance under this Agreement.

     5.6 Insurance; Risk of Loss. From the Effective Date through the end of the Term, Programmer shall maintain with reputable insurance companies reasonably acceptable to Licensee, insurance in such amounts and with respect to such risks reasonably acceptable to Licensee, including broadcast liability insurance and general comprehensive insurance each with a commercially reasonable amount of coverage as is conventionally carried by broadcasters comparable to Programmer. The risk of any loss, damage, impairment, confiscation, or condemnation of any equipment or other personal property owned or leased and used by Programmer in the performance of its obligations hereunder shall be borne by Programmer at all times throughout the Term.

     SECTION 6 INDEMNIFICATION.

     6.1 Indemnification by Programmer. Programmer shall indemnify and hold harmless Licensee from and against any and all claims, losses, costs, liabilities, damages, expenses, including any FCC fines or forfeitures (including reasonable legal fees and other expenses incidental thereto), of every kind, nature and description (collectively "Damages") arising or resulting from or relating to (a) Programmer's breach of any representation, covenant, agreement or other obligation of Programmer contained in this Agreement, (b) any action taken by Programmer or Programmer's employees and agents with respect to the Stations, or any failure by Programmer or Programmer's employees and agents to take any action with respect to the Stations, including Damages relating to violations of FCC Requirements, slander, libel, defamation or other claims relating to programming provided by Programmer or Programmer's broadcast and sale of advertising time on the Stations, except to the extent directed by or caused by Licensee or its officers, employees, agents or Affiliates, or (c) the business or operations of the Stations conducted by Programmer from and after the date of this Agreement.

     6.2 Indemnification by Licensee. Licensee shall indemnify and hold harmless Programmer from and against any and all Damages arising or resulting from or relating to (a) Licensee's breach of any representation, covenant, agreement or other obligation of Licensee contained in this Agreement, or (b) any action taken by Licensee or Licensee's employees and agents with respect to the Stations, or any failure by Licensee or Licensee's employees and agents to take any action with respect to the Stations, including Damages relating to violations of FCC Requirements, slander, libel, defamation or other claims relating to programming provided by Licensee or (c) the business or operations of the Stations conducted by Licensee from and after the date of this Agreement.

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     SECTION 7 REPRESENTATIONS, WARRANTIES, AND COVENANTS.

     7.1 Representations, Warranties, and Covenants of Licensee. Licensee represents, warrants and covenants that:

          (a) The execution, delivery and performance by Licensee of this Agreement, the fulfillment of and the compliance with the terms and provisions hereof, and the consummation by Licensee of the transactions contemplated hereby have been duly authorized by all requisite corporate action (which authorization has not been modified or rescinded and is in full force and effect), and do not and will not: (i) conflict with, or violate any provision of, any Law having applicability to Licensee or any affiliate of Licensee or any provision of the organizational documents of Licensee; (ii) conflict with, or result in any breach of, or constitute a default under, any agreement to which Licensee is a party or by which Licensee is bound; or (iii) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, restriction, charge, agreement, claim or equity of any kind ("Encumbrance") of any nature upon, or with respect to, Licensee or any of the assets now owned or hereafter acquired by Licensee. No other action is necessary for Licensee to enter into this Agreement and to consummate the transactions contemplated hereby.

          (b) This Agreement constitutes a valid and binding obligation of Licensee, enforceable in accordance with its terms.

          (c) Licensee currently is the holder of the authorizations related to each of the Stations listed on Schedule 7.1 attached hereto.

     7.2 Representations, Warranties and Covenants of Programmer. Programmer represents, warrants, and covenants that:

          (a) The execution, delivery and performance by Programmer of this Agreement, the fulfillment of and the compliance with the terms and provisions hereof, and the consummation by Programmer of the transactions contemplated hereby have been duly authorized by all necessary corporate action (which authorization has not been modified or rescinded and is in full force and effect), and do not and will not: (i) conflict with, or violate any provision of, any Law having applicability to Programmer or any affiliate of Programmer or any provision of the organizational documents of Programmer; (ii) conflict with, or result in any breach of, or constitute a default under, any agreement to which Programmer is a party or by which Programmer is bound; or (iii) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, Programmer or any of the assets now owned or hereafter acquired by Programmer. No other corporate action is necessary for Programmer to enter into this Agreement and to consummate the transactions contemplated hereby.

          (b) This Agreement constitutes a valid and binding obligation of Programmer, enforceable in accordance with its terms.

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     SECTION 8 MISCELLANEOUS.

     8.1 Further Assurances. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

     8.2 Expenses; Attorney's Fees. Each party hereto will pay its own expenses incurred by such party in connection with the negotiation, preparation, execution and consummation of this Agreement and the transactions contemplated hereby, including all legal and accounting fees and disbursements. The prevailing party in any proceeding relating to the enforceability or interpretation of this Agreement may recover from the unsuccessful party all out-of-pocket costs, expenses and reasonable attorney's fees relating to any proceeding, including any post-judgment or post-award and judgment enforcement proceedings.

     8.3 Assignment. No party shall assign its rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by any party of its respective rights or obligations under this Agreement release such party from its respective liabilities and obligations hereunder.

     8.4 Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein and, except for the Purchase Agreement, and documents delivered pursuant thereto, supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

     8.5 Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     8.6 Consent to Jurisdiction.

         (a) This Agreement and the duties and obligations of the parties hereunder and under each of the documents referred to herein shall be enforceable against any party in the courts of the United States of America and of the State of New York. For such purpose, each party hereto hereby irrevocably submits to the jurisdiction of such courts, and agrees that all

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claims in respect of this Agreement and such other documents may be heard and determined in any of such courts.

         (b) Each party hereto hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Agreement or to any of the other documents referred to herein or therein shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     8.7 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (excluding the choice of law rules thereof).

     8.8 Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

         (a) If the notice is to Programmer:

             Entravision Communications Corporation
             2425 Olympic Boulevard, Suite 6000 West
             Santa Monica, California 90404
             Attention: Walter F. Ulloa
             Facsimile: (310) 447-3899

         with a copy (which shall not constitute notice) to:

             Entravision Communications Corporation
             2425 Olympic Boulevard, Suite 6000 West
             Santa Monica, California 90404
             Attention: Michael G. Rowles
             Facsimile: (310) 453-9919

         (b) If to Licensee:

             Big City Radio, Inc.
             c/o Metromedia Company
             One Meadowlands Plaza
             East Rutherford, New Jersey 07073-2137
             Attention: David A. Persing
             Telephone: (201) 531-8022
             Facsimile: (201) 531-2803

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           with a copy (which shall not constitute notice) to:

                    Hogan & Hartson L.L.P.
                    8300 Greensboro Drive
                    Suite 1100
                    McLean, Virginia  22102
                    Attention: Thomas E. Repke
                    Telephone: (703) 610-6138
                    Facsimile: (703) 610-6200


           or to such other address as Licensee may from time to time designate.

     Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed or faxed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt, being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     8.9 Interpretation. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.10 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     8.11 Limitation on Benefits. The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors and permitted assigns.

     8.12 Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

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     8.13  Taxes. Licensee and Programmer shall each pay its own ad valorem taxes, if any, which may be assessed on such party's personal property for the periods that such items are owned by such party.

     8.14 No Joint Venture or Partnership. Programmer shall act as an independent contractor in rendering its services hereunder. Neither party shall have any power or authority to act for or on behalf of the other or to bind the other in any manner whatsoever, except as and to the extent expressly provided for in this Agreement. The parties hereto agree that nothing herein shall constitute a joint venture or partnership between them.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Time Brokerage Agreement as of the date first above written.


                                        PROGRAMMER:

                                        ENTRAVISION COMMUNICATIONS
                                        CORPORATION


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________



                                        LICENSEE:


                                        BIG CITY RADIO-LA, L.L.C.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                  Schedule 2.2

                          Station Expenses Categories



               Facility:
               Orion Pictures - 1888 Century Park East #200, Los Angeles, CA Fellow Management - Portola Plaza, Ventura, CA
               Thompson Mullin & Sides - 120 Main St, Fallbrook, CA
               USDA Forestry - Santa Anita Canyon, Sierra Madre, CA
               UA Corporation - 450 Yucca Dr, Fallbrook, CA
               Fox Loe Properties - Red Mountain, Ventura, CA
               Dan T Paulson - 46752 Rainbow Canyon, Temecula, CA
               Arden/SpectraSite - 303 N. Glenoaks, Burbank, CA
               Central Parking System - Promotion Vehicle Parking
               Norman Switzer - 1630 Cotner, Los Angeles, CA


               Equipment Rental/Lease:
               Ford Credit NA - 2000 Explorer
               Ford Credit NA - 2001 E150 Van
               Ford Credit NA - 1999 Explorer
               GMAC - 2001 GMC Yukon
               QI Exchange - 2001 Ford Explorer Sport


               Service Agreement:
               Arbitron - Scarborough
               Arbitron - Standard
               Arbitron - Arbitrends
               Arbitron - Tapscan
               Arbitron - Salescan
               Arbitron - Maximizer
               Copiers ETC - Konica Copier 3135
               GE Capital - Copier & Fax Machine


               Utilities:
               Intermedia Communications - T1 Fallbrook
               Southern California Disposal - 1630 Cotner
               Bentall - HVAC - 1888 Century Park East
               LA DWP - 1630 S.Cotner / Promotion Office
               Pacific Bell - Fallbrook Transmitter Line
               Pacific Bell - Fallbrook ISDN Line
               Pacific Bell - Ventura Transmitter Line
               Pacific Bell - Business Office - ISDN & Remote Line Pacific Bell - Business Office - Listenter Line

               Pacific Bell - Business Office Line
               Pacific Bell - Listener Call-In Line

               Southern California Edison - 4882 McGrath St, Ventura Site Southern California Edison - 2180 Casutas Vista, Ventura Site Verizon California - Arcadia Transmitter Backup Line
               Verizon California - Directory Service
               AT&T - ISDN Line Ventura
               AT&T - ISDN Circuit
               AT&T - Ventura Line


               Employee Expense:
               Engineering Manager
               Employee Benefits for Engineering Manager (Health/Dental/Life)

                                  Schedule 2.3

                                      Fee

During the Term, Programmer shall pay to Licensee a fee, as follows: (i) on the Effective Date, Programmer shall pay $1,000 (the "Base Fee") to Licensee, and
(ii) on each succeeding monthly anniversary of the Effective Date, Programmer shall pay the Base Fee to Licensee. In the event that the final month of the Term shall be less than a full calendar month, the Base Fee for such month shall be pro-rated by the ratio of the number of days of the month falling within the Term divided by the total number of calendar days in that month of the Term.

                                  Schedule 4.1

                 Broadcast Station Programming Policy Statement

           I. No Plugola or Payola. Except for commercial messages aired in compliance with 47 C.F.R. (S)73.1212, Programmer shall not receive any consideration in money, goods, services, or otherwise, directly or indirectly (including to relatives) from any persons or company for the presentation of any programming over the Stations without reporting the same to Licensee's station managers. The commercial mention of any business activity or "plug" for any commercial, professional, or other related endeavor, except where contained in an actual commercial message of a sponsor, is prohibited.

           II. No Lotteries. Announcements giving any information about lotteries or games prohibited by applicable federal or state law or regulation are prohibited.

           III. Election Procedures. At least fifteen (15) days before the start of any primary or election campaign, Programmer will clear with Licensee's station managers the rates Programmer will charge for the time to be sold for use by qualified candidates for the public office and/or their supporters to make certain that the rates charged are in conformance with applicable law and the Stations' policies.

           IV. Required Announcements. Programmer shall broadcast (i) an announcement in a form satisfactory to Licensee at the beginning of each hour to identify the Stations and (ii) any other announcements that may be required by law or regulation.

           V. No Illegal Announcements. No announcements or promotion prohibited by applicable federal, state law or regulation shall be made over the Stations. Any game, contest, or promotion relating to or to be presented over the Stations must be fully stated and explained in advance to Licensee, which reserves the right in its sole discretion to reject any game, contest, or promotion.

           VI. Licensee Discretion Paramount. In accordance with the Licensee's responsibility under the Communications Act of 1934, as amended, and the FCC Requirements, Licensee reserves the right to reject or terminate any advertising proposed to be presented or being presented over the Stations which is in conflict with established policies of the Stations or which in Licensee's or its station managers' reasonable judgment would be contrary to the public interest.

     Licensee may waive any of the foregoing regulations in specific instances, if, in its opinion, the Stations will remain in compliance with all applicable laws, rules, regulations and policies and broadcasting in the public interest is served. In any case where questions of policy or interpretation arise, Programmer should submit the same to Licensee for decision before making any commitments in connection therewith.

                                  Schedule 7.1

Main Station FCC Licenses:

Call Sign    Facility   Location        FCC File No.           License
---------    --------   --------        ------------           -------
             ID                                                Expiration Date
             --                                                -----------------

KLYY(FM)*    35113      Arcadia,        BMLH-20000927ABW       12/01/2005
                        California

KSYY(FM)*    35139      Fallbrook,      BLH-19850508KA         12/01/2005
                        California


KVYY(FM)     33567      Ventura,        BLH-20010102AAI        12/01/2005
                        California

FM Translator FCC License:

Call     Facility   Location        FCC File No.           License
----     --------   --------        ------------           -------
Sign     ID                                                Expiration Date
----     --                                                ---------------

K252BF   35138      Temecula,       BLFT-19961120TG        12/01/2005
                    California

FM Booster FCC License:

Call Sign      Facility ID  Location    FCC File No.         License
---------      -----------  --------    ------------         -------
                                                             Expiration Date
                                                             ---------------

KLYY-FM1       35114        Burbank,    BLFTB-19980902TK     12/01/2005
                            California


Auxiliary FCC Licenses:   None

Pending FCC Applications:


-------------
* Big City Radio filed a rulemaking proposal at the FCC seeking to upgrade KLYY(FM) (from Class A to Class B1) and to make a change in the allotted Channel for KSYY(FM). The FCC's staff denied the proposal on October 9, 2002. On November 8, 2002, Big City filed an Application for Review of the staff's action. The Application for Review remains pending.

KLYY-FM1:  Form 349 for construction permit for minor change in licensed facility, accepted for filing October 8, 2002. FCC File No. BPFTB-20021007ABI. A December 16, 2002 letter regarding this application was received from the FCC concerning a coordinate discrepancy; a responsive amendment is due by January 15, 2003.

FCC Antenna Structure Registration:  None

                                       2